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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


National Bancshares Corporation



We consent to the incorporation by reference in Registration Statement No. 33-63005 of National Bancshares Corporation on Form S-3 of our report dated January 24, 1997, appearing in this Annual Report on Form 10-K of National Bancshares Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Cleveland, Ohio
March 21, 1997